UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): July 14, 2017

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01	Changes in Registrant’s Certifying Accountant.

On July 14, 2017, the Board of Directors, acting as the Audit Committee of Deep Well Oil & Gas, Inc. (the “Corporation”), approved the dismissal of Sadler, Gibb & Associates, LLC (“Sadler Gibb”) as the Corporation’s independent registered public accounting firm. Sadler Gibb was engaged by the Corporation on October 6, 2015 to audit the consolidated financial statements of the Corporation for the fiscal year ending September 30, 2015 and to perform reviews of the Corporation’s unaudited quarterly financial information for the periods ending December 31, 2015, March 31, 2016 and June 30, 2016. Sadler Gibb also audited the Corporation’s consolidated financial statements for the fiscal years ending September 30, 2013 and September 30, 2014.

In connection with the Corporation’s audited consolidated financial statements for the fiscal years ending September 30, 2013 and September 30, 2014, Sadler Gibb’s audit reports did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Corporation’s consolidated financial statements for the fiscal year ending September 30, 2015, the Corporation and Sadler Gibb had a difference of opinion on the evaluation of its oil and gas properties and how much, if any, of the Corporation’s oil and gas property assets should be written down. The Board of Directors of the Corporation was dissatisfied with the length of time that it was taking to complete the audit of the Corporation’s financial statements for the fiscal year ending September 30, 2015. This difference of opinion between the Corporation and Sadler Gibb has resulted in a significant delay of the timing of filing the Corporation’s consolidated financial statements. The Corporation agreed to engage an independent third-party audit accounting specialist, chosen by Sadler Gibb, to give an opinion on the analysis of the Corporation’s oil and gas properties, however this was not completed prior to the dismissal of Sadler Gibb.

This difference of opinion was not resolved prior to the Corporation’s dismissal of Sadler Gibb, and therefore Sadler Gibb did not complete its audit and render a report of its opinion on the Corporation’s consolidated financial statements for the fiscal year ended September 30, 2015.

There are no “reportable events” listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

Management of the Corporation discussed the disagreements with the Board of Directors of the Corporation and Sadler Gibb. The Corporation provided to Sadler Gibb a copy of the disclosures contained herein and has requested that Sadler Gibb provide the Corporation with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Sadler Gibb agrees with the Corporation’s statements contained in this current report on Form 8-K and if not, stating the respects in which it does not agree. A copy of Sadler Gibb’s response letter is attached hereto as exhibit 16.1.

The Corporation’s Board of Directors, acting as the Audit Committee, has engaged Turner, Stone & Company, L.L.P., (“Turner Stone”) as the Corporation’s new independent registered public accounting firm, effective July 14, 2017, to audit and render an opinion on the consolidated financial statements of the Corporation for the fiscal years ending September 30, 2015 and September 30, 2016 and to review the Corporation’s quarterly consolidated financial statements for the periods ending December 31, 2015, March 31, 2016 and June 30, 2016. The Corporation has authorized Sadler Gibb to respond fully to the inquiries of Turner Stone. The Corporation provided Turner Stone with this current report on Form 8-K for its review and has given Turner Stone the opportunity to furnish to the Corporation with a letter addressed to the U.S. Securities and Exchange Commission containing any new information, clarification of the Corporation’s expression of its views, or the respects in which it does not agree with the statements made by the Corporation in this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
16.1	Letter from Sadler Gibb to the Securities and Exchange Commission, dated July 18, 2017, attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: July 19, 2017	By:	/s/ Curtis Sparrow
Curtis J. Sparrow, P.Eng., MBA
Chief Financial Officer

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